CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended April 30, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
August 27, 2018

Appendix A

Fund Name	Date of Most Recent Audit Report
Columbia Bond Fund	6/21/2018
Columbia Small Cap Value Fund I	6/21/2018
Columbia U.S. Treasury Index Fund	6/21/2018
Columbia Corporate Income Fund	6/21/2018
Multi-Manager Directional Alternative Strategies Fund	6/21/2018
Columbia Total Return Bond Fund	6/21/2018
Columbia Multi-Asset Income Fund	6/21/2018

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